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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

Name                                              Place of Incorporation
----                                              ----------------------
Penobscot Shoe Company                            Maine
H.S. Trask & Co.                                  Montana
Royal Robbins, Inc.                               California
Altama Delta Corporation                          Georgia
Altama Delta (Puerto Rico) Corporation            Delaware